Exhibit 10.9

GENTEK INC.

PERFORMANCE CONTINGENT RESTRICTED STOCK AGREEMENT

          THIS PERFORMANCE CONTINGENT RESTRICTED STOCK AGREEMENT (the “Agreement”) between GenTek Inc., a Delaware corporation (the “Company”), and «FirstName» «LastName» (the “Participant”) effective as of May 24, 2007 (the “Grant Date”).

WITNESSETH:

          WHEREAS, the Company maintains the 2003 Management and Directors Incentive Plan (the “Plan”) in order to attract and retain quality management personnel and provide its officers and other key employees with incentives to achieve long-term corporate objectives;

          WHEREAS, the Participant is an officer or other key employee of the Company with responsibility for the management or administration of the Company’s business;

          WHEREAS, the Company’s Board of Directors has determined to grant Restricted Stock under the Plan to the Participant on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Definitions.

          Capitalized terms used in this Agreement, which are not defined herein, shall have the meaning given such terms in the Plan.

     2.  Award.

          The Company hereby grants to the Participant at no cost a total of < > shares of Company common stock, with no par value per share (the “Restricted Stock”), subject to the terms, restrictions and other conditions of this Agreement and the Plan.

     3.  Stock Certificates/Book Entry Form.

          The Company shall cause (i) the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of the Participant, or (ii) the Restricted Stock to be held in book entry form or in such other format as determined by the Committee, in either case promptly following execution of this Agreement. If a stock certificate is issued, it shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 5 below or such Restricted Stock is forfeited pursuant to this Agreement.

     4.  Restrictions.

          While the Restricted Stock is held by the Participant, the Participant shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends paid with respect to such shares, except that no Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 4 shall not prevent transfers by will or by the applicable laws of descent and distribution.

     5.  Lapse of Restrictions.

          (a) Vesting Schedule. The restrictions set forth in Section 4 on the shares of Restricted Stock shall lapse, and the shares of Restricted Stock shall vest upon satisfaction of the following, as reasonably determined by the Committee:

     (i) All restrictions on 33% of the shares of Restricted Stock shall lapse on the date the Committee determines that the Tier I performance goals set forth on Exhibit A have been achieved; provided that such Tier I performance goals are achieved before the fourth anniversary of the Grant Date;

     (ii) All restrictions on 33% of the shares of Restricted Stock shall lapse on the date the Committee determines that the Tier II performance goals set forth on Exhibit A have been achieved; provided that such Tier II performance goals are achieved before the fourth anniversary of the Grant Date; and

     (iii) All restrictions on 34% of the shares of Restricted Stock shall lapse on the date the Committee determines that the Tier III performance goals set forth on Exhibit A have been achieved; provided that such Tier III performance goals are achieved before the fourth anniversary of the Grant Date.

          (b) Other Events.

      (i) Upon the occurrence of a Change of Control, all restrictions on all shares of Restricted Stock shall lapse immediately, unless the Restricted Stock is forfeited prior to the date of a Change of Control pursuant to this Agreement.

      (ii) Upon a termination of the Participant’s employment with the Company or its affiliates for any reason, all restrictions on all shares of Restricted Stock shall lapse to the extent provided in any employment, change of control, severance or similar agreement, including a letter agreement, between the Participant and the

Company (any such agreement, a “Letter Agreement”), unless the Restricted Stock is forfeited prior to the date of a termination of employment pursuant to this Agreement.

          (c) Forfeiture. Notwithstanding anything herein to the contrary, all shares of Restricted Stock for which the restrictions have not lapsed as provided in Section 5(a) or as provided in Section 5(b) shall be forfeited to the Company effective upon the earlier of (i) the Participant’s termination of employment with the Company or its affiliates for any reason and (ii) the fourth anniversary of the Grant Date.

     6.  Tax Withholding.

          Whenever the restrictions on the Participant’s rights to shares of Restricted Stock lapse pursuant to Section 5 of this Agreement, the Company shall notify the Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws, and the Participant shall promptly make arrangements to satisfy such tax obligations.

     7.  Conditions to Issuance of Shares.

          The Company shall not be required to issue any shares of Restricted Stock in book entry form or such other format determined by the Committee, or to issue or deliver any certificate or certificates for shares of Restricted Stock pursuant to this Agreement prior to (i) the payment by the Participant of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of Restricted Stock and/or the lapse or removal of any of the restrictions; and (ii) the lapse of such reasonable period of time as the Company may from time to time establish for reasons of administrative convenience.

     8.  No Right to Continued Employment.

          Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment or other service of the Company, any Parent or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without cause.

     9.  Restricted Stock Subject to Plan.

          Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Company’s Secretary.

     10. Miscellaneous.

          (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

          (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

          (c) The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement, the Plan and any Letter Agreement constitute the entire agreement between the parties hereto with respect to the Restricted Stock Award granted herein. Notwithstanding the foregoing, the Participant recognizes and hereby acknowledges that by virtue of having received this Restricted Stock Award, the Participant is no longer eligible for any enhanced severance payment payable under Section 4.02 of the GenTek Inc. Key Employee Retention Plan that the Participant may have been eligible to receive.

          (e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of the Participant and the Participant’s personal representatives.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

GENTEK INC.

By:

Name:	Robert D. Novo

Title:	Vice President, Human Resources & EH&S

PARTICIPANT

«FirstName» «LastName» Signature

Date: